Exhibit 1.3

OFFER — ORDINARY SHARE / EXCHAGEABLE SHARE ELECTION

THIS IS NOT A LETTER OF ACCEPTANCE AND TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY
for Deposit of Common Shares of

CORNERSTONE CAPITAL RESOURCES INC.

This Notice of Guaranteed Delivery must be used to accept the offer dated June 30, 2020 (the “Offer”) made by SolGold Canadian Exchangeco Corp. (“SolGold ExchangeCo”), a direct wholly-owned subsidiary of SolGold plc (“SolGold”) for common shares (the “Shares”) of Cornerstone Capital Resources Inc. (“Cornerstone”) if certificates for the Shares are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiry Time of the Offer (5:00 p.m. Local time October 14, 2020, unless extended). This Notice of Guaranteed Delivery may be delivered by hand, mailed or delivered in PDF form by email to the Toronto Office of the Depositary only.

The terms and conditions of the Offer are incorporated by reference in the Notice of Guaranteed Delivery. Capitalized terms used and not defined in this Notice of Guaranteed Delivery which are defined in the Offer shall have the respective meanings set out in the Offer.

To:         The Depositary, Kingsdale Advisors

By Mail

Kingsdale Advisors

Exchange Tower 130 King Street West, Suite 2950

P.O. Box 361

Toronto, ON M5X 1E2

Attention: Corporate Actions

By Hand or Courier

Kingsdale Advisors

Exchange Tower 130 King Street West, Suite 2950

P.O. Box 361

Toronto, ON M5X 1E2

Attention: Corporate Actions

By Email

Email: contactus@kingsdaleadvisors.com

Delivery of this Notice of Guaranteed Delivery to an address or transmission of this Notice of Guaranteed Delivery via an email, other than as set forth above does not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Acceptance and Transmittal is required to be guaranteed by an Eligible Institution, such signature must appear in the applicable space in the Letter of Acceptance and Transmittal.

***

DO NOT SEND CERTIFICATES FOR COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY.

Certificates for Common Shares must be sent with your Letter of Acceptance and Transmittal.

The undersigned hereby deposits to SolGold Canadian Exchangeco Corp. upon the terms and subject to the conditions set forth in the Offer and Letter of Acceptance and Transmittal, receipt of which is hereby acknowledged, the Common Shares described below (the “Deposited Shares”), pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer, “Manner of Acceptance — Procedure for Guaranteed

Delivery”.

Certificate Number(s)		Name & Address of Shareholder
(if available)	Number of Shares	(please print)

TOTAL SHARES

GUARANTEE

The undersigned, a Canadian schedule 1 chartered bank, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York

Stock Exchange Inc Medallion Signature Program (MSP) (an “Eligible Institution”) guarantees delivery to the Depositary of the certificates representing the Common Shares deposited hereby, in proper form for transfer with a properly completed and duly executed Letter of Acceptance and Transmittal in the form enclosed herewith or an originally signed facsimile copy thereof, and all other documents required by the Letter of

Acceptance and Transmittal, all on or before 5:00 p.m. (Toronto time) on the second trading day on The TSX

Venture Exchange after the Expiry Date.

Name of Firm:	Authorized Signature:

Address of Firm:	Name:

Title:

Telephone Number:	Dated:

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